UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2025

SAGIMET BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41742	20-5991472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Sagimet Biosciences Inc.

155 Bovet Road, Suite 303,

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 561-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Series A Common Stock, $0.0001 par value per share	SGMT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 14, 2025, Sagimet Biosciences Inc. (the “Company”) entered into a Sales Agreement (the “Agreement”) with Leerink Partners LLC (the “Agent”), pursuant to which the Company from time to time may offer and sell shares (the “ATM Shares”) of its Series A common stock, par value $0.0001 per share (“Common Stock”), through or to the Agent. Pursuant to the Prospectus Supplement (as defined below), the Company may offer and sell ATM Shares having an aggregate sales price of up to $75,000,000 (the “ATM Offering”).

Subject to the terms and conditions of the Agreement, the Agent will use its commercially reasonable efforts to sell the ATM Shares from time to time, based upon the Company’s instructions. The Company has provided the Agent with customary indemnification rights, and the Agent will be entitled to a commission of up to 3.0% of the gross proceeds from each sale of the ATM Shares effectuated through or to the Agent selling the ATM Shares.

Sales of the ATM Shares, if any, under the Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended. The Company has no obligation to sell any of the ATM Shares and may at any time suspend offers under the Agreement or terminate the Agreement.

The offer and sale, if any, of the ATM Shares will be made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-281582) which was filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on August 15, 2024, and declared effective on August 26, 2024, the base prospectus included therein and the related prospectus supplement (the “Prospectus Supplement”) filed by the Company with the SEC on August 14, 2025.

This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the ATM Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

This description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Goodwin Procter LLP, counsel to the Company, has issued a legal opinion relating to the ATM Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

Item 1.02	Termination of a Material Definitive Agreement

As previously disclosed, on August 15, 2024, the Company entered into that certain Controlled Equity OfferingSM Sales Agreement (the “Cantor Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”) pursuant to which the Company could offer and sell through or to Cantor, as sales agent or principal, shares of Common Stock, in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. Effective as of August 14, 2025, the Company terminated the Cantor Sales Agreement.

Following the termination of the Cantor Sales Agreement, the Company may not offer or sell any additional shares of Common Stock under the Cantor Sales Agreement. From August 15, 2024 to August 14, 2025, the Company did not sell any shares of Common Stock pursuant to the Cantor Sales Agreement.

The foregoing description of the Cantor Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Cantor Sales Agreement, a copy of which was filed as Exhibit 1.2 to the Company’s registration statement on Form S-3 filed with the SEC on August 15, 2024, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document
5.1	Opinion of Goodwin Procter LLP
10.1	Sales Agreement, dated as of August 14, 2025, by and between Leerink Partners LLC and Sagimet Biosciences Inc.
23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sagimet Biosciences Inc.

Date: August 14, 2025	By:	/s/ David Happel
David Happel
Chief Executive Officer